Exhibit 99.1

CareDx Reports Second Quarter 2022 Results
BRISBANE, Calif., August 4, 2022 -- CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™ focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers -- today reported financial results for the second quarter ended June 30, 2022.

Recent Highlights:

•Delivered 45,000 patient test results, representing growth of 21% compared to second quarter of 2021
•Achieved revenue of $80.6 million, increasing 9% year-over-year
•Sustained strong overall GAAP gross margin of 66%
•Project to achieve profitable growth with positive adjusted EBITDA by first half of 2023
•Strong capital position with $306M cash, cash equivalents, marketable securities, and no debt
•Revised 2022 revenue expectations to the range of $325 million to $335 million due to higher than expected mix of commercial patients from the success of new launches and market expansion

"We ended the first half of 2022 in an excellent financial position and are pleased to see the momentum in our testing volume and growth in the patient digital solutions," said Reg Seeto, President and Chief Executive Officer of CareDx. "We will build on this momentum to achieve positive adjusted EBITDA in the first half of 2023 and extend our leadership in the transplant ecosystem."
Second Quarter 2022 Financial Results
Revenue for the three months ended June 30, 2022 was $80.6 million, an increase of 9% compared with $74.2 million in the second quarter of 2021. Testing services revenue for the second quarter of 2022 was $67.1 million, compared with $64.9 million in the same period of 2021. Product revenue in the three months ended June 30, 2022 was $6.7 million, compared to $6.9 million in the same period of 2021. Patient and digital solutions revenue for the second quarter of 2022 was $6.8 million, compared to $2.4 million in the same period of 2021.
For the second quarter of 2022, net loss was $21.7 million compared to a net loss of $1.9 million in the same period of 2021. Basic and diluted net loss per share was $0.41 in the second quarter of 2022, compared to basic and diluted net loss per share of $0.04 in the second quarter of 2021.
Non-GAAP net loss was $7.0 million in the second quarter of 2022 compared to a $5.9 million non-GAAP net income in the second quarter of 2021. Diluted non-GAAP net loss per share was $0.13 in the second quarter of 2022, compared to a diluted non-GAAP net income per share of $0.11 in the second quarter of 2021.
Adjusted EBITDA for the second quarter of 2022 was a loss of $5.7 million, compared to an adjusted EBITDA gain of $6.8 million in the second quarter of 2021.
Cash, cash equivalents and marketable securities were $306.2 million as of June 30, 2022.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.

2022 Guidance
For the full year 2022, CareDx is revising our revenue expectations to be in the range of $325 million to $335 million due to higher than expected mix of commercial patients from the success of new launches and market expansion.
About CareDx – The Transplant Company
CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, patient and digital solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding CareDx's 2022 revenue and achieving positive adjusted EBITDA by first half of 2023. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, general economic and market factors, and global economic and marketplace uncertainties related to the COVID-19 pandemic, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed by CareDx with the SEC on February 24, 2022, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income/(loss), non-GAAP basic and diluted net income/(loss) per share and adjusted EBITDA. We define non-GAAP net income/(loss) and per share results as the GAAP net income (loss) and per share results excluding the impacts of stock-based compensation; changes in fair value of equity investments, changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest income/(expense), income tax benefit, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Contacts
CareDx, Inc.
Sasha King
Chief Marketing Officer
415-287-2393
sking@CareDx.com

Investor Relations
Ian Cooney
415-722-4563
investor@CareDx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Testing services revenue	$67,135	$64,890	$133,579	$124,171
Product revenue	6,714	6,861	13,502	12,639
Patient and digital solutions revenue	6,785	2,437	12,969	4,778
Total revenue	80,634	74,188	160,050	141,588
Operating expenses:
Cost of testing services	18,230	17,235	35,858	33,718
Cost of product	3,887	5,205	8,286	8,852
Cost of patient and digital solutions	5,422	1,533	10,277	2,982
Research and development	22,632	19,036	44,512	35,040
Sales and marketing	26,950	19,599	50,098	35,051
General and administrative	25,232	16,322	51,791	31,545
Total operating expenses	102,353	78,930	200,822	147,188
Loss from operations	(21,719)	(4,742)	(40,772)	(5,600)
Other (expense) income:
Interest income, net	478	1	667	127
Change in estimated fair value of common stock warrant liability	48	(65)	75	(38)
Other (expense) income, net	(553)	2,779	(1,376)	2,534
Total other (expense) income	(27)	2,715	(634)	2,623
Loss before income taxes	(21,746)	(2,027)	(41,406)	(2,977)
Income tax benefit	49	100	61	363
Net loss	$(21,697)	$(1,927)	$(41,345)	$(2,614)
Net loss per share:
Basic	$(0.41)	$(0.04)	$(0.78)	$(0.05)
Diluted	$(0.41)	$(0.04)	$(0.78)	$(0.05)
Weighted-average shares used to compute net loss per share:
Basic	53,249,545	52,224,300	53,133,149	51,705,587
Diluted	53,249,545	52,224,300	53,133,149	51,705,587

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$166,832	$348,485
Marketable securities	139,388	—
Accounts receivable	70,142	59,761
Inventory	18,861	17,186
Prepaid and other current assets	8,657	7,928
Total current assets	403,880	433,360
Property and equipment, net	32,904	22,044
Operating leases right-of-use assets	15,841	17,993
Intangible assets, net	46,318	50,195
Goodwill	37,084	36,983
Restricted cash	204	211
Other assets	5,057	5,835
Total assets	$541,288	$566,621
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,892	$13,337
Accrued compensation	14,631	26,042
Accrued and other liabilities	46,933	37,922
Total current liabilities	78,456	77,301
Deferred tax liability	25	415
Common stock warrant liability	64	139
Deferred payments for intangible assets	2,877	5,041
Operating lease liability, less current portion	16,065	17,394
Other liabilities	252	455
Total liabilities	97,739	100,745
Commitments and contingencies
Stockholders’ equity:
Common stock	52	52
Additional paid-in capital	875,213	853,683
Accumulated other comprehensive loss	(7,182)	(4,670)
Accumulated deficit	(424,534)	(383,189)
Total stockholders’ equity	443,549	465,876
Total liabilities and stockholders’ equity	$541,288	$566,621

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of testing services reconciliation:
GAAP cost of testing services	$18,230	$17,235	$35,858	$33,718
Stock-based compensation expense	(566)	(570)	(585)	(965)
Acquisition related-amortization of purchased intangibles	(329)	(329)	(658)	(658)
Non-GAAP cost of testing services	$17,335	$16,336	$34,615	$32,095
Cost of product reconciliation:
GAAP cost of product	$3,887	$5,205	$8,286	$8,852
Stock-based compensation expense	(402)	(214)	(530)	(289)
Acquisition related-amortization of purchased intangibles	(437)	(489)	(890)	(954)
Non-GAAP cost of product	$3,048	$4,502	$6,866	$7,609
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$5,422	$1,533	$10,277	$2,982
Stock-based compensation expense	(391)	(230)	(583)	(338)
Acquisition related-amortization of purchased intangibles	(236)	(141)	(472)	(249)
Non-GAAP cost of patient and digital solutions	$4,795	$1,162	$9,222	$2,395
Research and development expenses reconciliation:
GAAP research and development expenses	$22,632	$19,036	$44,512	$35,040
Stock-based compensation expense	(2,323)	(1,940)	(4,513)	(3,298)
Non-GAAP research and development expenses	$20,309	$17,096	$39,999	$31,742
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$26,950	$19,599	$50,098	$35,051
Stock-based compensation expense	(3,907)	(2,632)	(7,030)	(4,292)
Acquisition related-amortization of purchased intangibles	(543)	(461)	(1,148)	(842)
Non-GAAP sales and marketing expenses	$22,500	$16,506	$41,920	$29,917
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$25,232	$16,322	$51,791	$31,545
Stock-based compensation expense	(5,004)	(3,811)	(9,986)	(6,763)
Change in estimated fair value of contingent consideration	(500)	147	(564)	191
Acquisition related fees and expenses	(186)	(210)	(329)	(381)
Non-GAAP general and administrative expenses	$19,542	$12,448	$40,912	$24,592
Total other income (expense) reconciliation:
GAAP other (expense) income, net	$(27)	$2,715	$(634)	$2,623
Unrealized (gain) loss on long-term marketable equity securities	(21)	(3,090)	486	(3,090)
Change in estimated fair value of common stock warrant liability	(48)	65	(75)	38
Accretion of liability	37	64	92	144
Non-GAAP other expense, net	$(59)	$(246)	$(131)	$(285)
Income tax benefit reconciliation:
GAAP income tax benefit	$49	$100	$61	$363
Tax effect related to amortization of purchased intangibles	(107)	(117)	(220)	(251)
Non-GAAP income tax (loss) benefit	$(58)	$(17)	$(159)	$112

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net loss	$(21,697)	$(1,927)	$(41,345)	$(2,614)
Stock-based compensation expense	12,593	9,397	23,227	15,945
Unrealized (gain) loss on long-term marketable equity securities	(21)	(3,090)	486	(3,090)
Acquisition related-amortization of purchased intangibles	1,545	1,420	3,168	2,703
Acquisition related fees and expenses	186	210	329	381
Change in estimated fair value of contingent consideration	500	(147)	564	(191)
Change in estimated fair value of common stock warrant liability	(48)	65	(75)	38
Accretion of liability	37	64	92	144
Tax effect related to amortization of purchased intangibles	(107)	(117)	(220)	(251)
Non-GAAP net (loss) income	$(7,012)	$5,875	$(13,774)	$13,065

GAAP basic and diluted net loss per share	$(0.41)	$(0.04)	$(0.78)	$(0.05)

Non-GAAP basic net (loss) income per share	$(0.13)	$0.11	$(0.26)	$0.25
Non-GAAP diluted net (loss) income per share	$(0.13)	$0.11	$(0.26)	$0.24

Shares used in computing non-GAAP basic net loss/income per share	53,249,545	52,224,300	53,133,149	51,705,587
Shares used in computing non-GAAP diluted net loss/income per share	53,249,545	54,722,122	53,133,149	54,311,138

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP net (loss) income	$(7,012)	$5,875	$(13,774)	$13,065
Interest income	(478)	(1)	(667)	(127)
Income tax benefit (expense)	58	17	159	(112)
Depreciation expense	1,162	668	2,102	1,255
Other expense, net	537	247	798	412
Adjusted EBITDA	$(5,733)	$6,806	$(11,382)	$14,493